UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant
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Filed by a Party other than the Registrant
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

NI HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1101 First Avenue North
Fargo, ND 58102
April 12, 2022
Dear Shareholders:
Please join us for the NI Holdings, Inc. 2022 Annual Meeting of Shareholders on Tuesday, May 24, 2022, at 10:00 a.m. (Central Daylight Time) at the Clubhouse Hotel, 4400 15th Avenue South, Fargo, ND 58103.
Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describes the business to be conducted at the meeting. At this year’s meeting, you will be asked to:
1.
Elect three directors to serve as Class III directors for a three-year term to expire at the 2025 Annual Meeting of Shareholders;

2.
Ratify the selection of Mazars USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.
Consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the in-person Annual Meeting, you are encouraged to vote by proxy in advance of the meeting. You may vote your shares by proxy on the Internet, by telephone, or by completing a paper proxy card and returning by mail.
Thank you for your continued support of NI Holdings.
Sincerely,

/s/ Eric K. Aasmundstad

Eric K. Aasmundstad
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
The Board of Directors (the “Board”) of NI Holdings, Inc. (the “Company”, “NI Holdings”, “we”, “us”, or “our”) is soliciting the enclosed proxy for use at its 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”).
Date and Time	May 24, 2022 10:00 a.m. (Central Daylight Time)
Place	The Clubhouse Hotel 4400 15th Avenue South Fargo, ND 58103
Record Date	You may vote at the 2022 Annual Meeting if you were a shareholder of record at the close of business on April 4, 2022
This Notice of Annual Meeting and the accompanying Proxy Statement are being distributed or made available, as the case may be, on or about April 12, 2022, to all shareholders of record on our books at the close of business on April 4, 2022, the record date for the 2022 Annual Meeting (the “Record Date”).
Proposals	Board Vote Recommendation
1. Elect the 3 director nominees listed in the Proxy Statement.	FOR each director nominee
2. Ratify the appointment of Mazars USA LLP as our independent registered public accounting firm for the year ended December 31, 2022.	FOR
Voting Methods
If you are a shareholder of record, to ensure your shares are voted, you may vote your shares by proxy on the Internet, by telephone, or by completing a paper proxy card and returning it by mail. Internet and telephone voting procedures are described in the General Information About the Meeting section of the proxy statement and on the proxy card.
Internet	Visit www.investorvote.com/NODK (have your Notice or proxy card in hand when you access the website).
Telephone	Call toll-free 1-800-652-8683 (have your Notice or proxy card in hand when you call).
Mail	Vote by mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided.
In person	You may attend the Annual Meeting in person. Proof of identification is required.
If your shares are held in “street name”, meaning that they are held for your account by a broker, bank, or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.
Copies of Proxy Materials
Copies of this proxy statement and the form of proxy card, and the Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”) are available without charge. Here is how to order a copy of the proxy materials and select a future delivery preference. Please note that you must use the number in the shaded bar on the reverse side of the proxy card when requesting a set of proxy materials.
Internet	Visit www.investorvote.com/NODK. Click “Cast Your Vote or Request Materials”. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
Telephone	Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email	Send an email to investorvote@computershare.com with “Proxy Materials NI Holdings Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reserve, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.
If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 10, 2022.

EMERGING GROWTH COMPANY STATUS
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion; (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the preceding three-year period; and (iv) the last day of the fiscal year following the fifth anniversary of the date we first sold securities pursuant to an IPO registration statement.

PROPOSAL 1:
ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes, with one class of our directors standing for election each year, for a three-year term. Directors for each class are elected at the Annual Meeting of Shareholders held in the year in which the term for their class expires and hold office until their death, resignation, or removal, or their successors are duly elected and qualified. In accordance with our articles of incorporation and bylaws, our directors may fill existing vacancies on our Board (including vacancies resulting from an increase in the number of directors) by appointment.
Our Board currently consists of seven directors, divided into the following three classes:
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The Class III directors are Eric K. Aasmundstad, Cindy L. Launer, and Stephen V. Marlow, and their terms will expire at the 2022 Annual Meeting of Shareholders;

•
The Class I directors are Michael J. Alexander and Jeffrey R. Missling, and their terms will expire at the 2023 Annual Meeting of Shareholders; and

•
The Class II directors are William R. Devlin and Duaine C. Espegard, and their terms will expire at the 2024 Annual Meeting.

All three of our Class III directors, Messrs. Aasmundstad and Marlow, and Ms. Launer, have been nominated to serve as Class III directors and will stand for re-election at the 2022 Annual Meeting.
Shareholder Vote
Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a shareholder, the shares will be voted as specified. If no contrary indication is made, proxies are to be voted “FOR” Mr. Aasmundstad, Ms. Launer, and Mr. Marlow, or, in the event that any such individual is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.
Pursuant to our bylaws, any nominee for director in an uncontested election who receives a greater number of votes “withheld” or “against” from his or her election than votes “for” his or her election shall immediately offer to tender his or her resignation following certification of such shareholder vote. The Nominating and Governance Committee shall promptly consider the director’s resignation offer and make a recommendation to the Board of Directors on whether to accept or reject the offer. The Board of Directors shall act on the recommendation of the Nominating and Governance Committee and publicly disclose its decision within 90 days following certification of the shareholder vote.
Recommendation of our Board
Our Board recommends a vote “FOR” the election of Mr. Aasmundstad, Ms. Launer, and Mr. Marlow as Class III Directors at the 2022 Annual Meeting.

Nominees for Election to the Board
Name	Age at May 24, 2022	Director Since(1)	Position with NI Holdings, Inc.
Eric K. Aasmundstad	64	1997	Director
Cindy L. Launer	50	2019	Director
Stephen V. Marlow	66	2016	Director

(1)
Indicates the year first elected as a director of Nodak Mutual Insurance Company or NI Holdings, Inc.

Nominees for Election to the Board for a Three-Year Term Expiring at the 2025 Annual Meeting of Shareholders
Eric K. Aasmundstad.   Mr. Aasmundstad currently serves as Chairperson of the Nodak Mutual Group, Inc. Board of Directors, as well as Chairperson of the Board of Directors of Nodak Insurance Company, American West Insurance Company, and Battle Creek Mutual Insurance Company. Mr. Aasmundstad has served as Chairperson on the Board of Directors of NI Holdings, Inc. since its creation in March 2017. Mr. Aasmundstad is also Chair of the Compensation Committee.
Prior to the conversion of the mutual insurance company to a stock company and the creation of the mutual holding company, Mr. Aasmundstad served on the Board of Directors of Nodak Mutual Insurance Company from 1997 to 2017, and held the position of President of Nodak Mutual Insurance Company from 2008 to 2017.
A graduate of North Dakota State University with a degree in engineering, Mr. Aasmundstad farms approximately 4,000 acres and operated a custom harvesting business until 2012. Mr. Aasmundstad has also owned a metalworking business since 2010.
Mr. Aasmundstad served as President of the North Dakota Farm Bureau from 1999 through 2011. During his tenure as President of the North Dakota Farm Bureau, Mr. Aasmundstad served on the Board of Directors of American Agricultural Insurance Company, Inc., which provides reinsurance to Farm Bureau insurance companies and other independent insurers. Mr. Aasmundstad also served as a director for Farm Bureau Life Insurance Company (headquartered in Des Moines, Iowa) and American Farm Bureau Insurance Services.
We believe that Mr. Aasmundstad’s 23 years of experience as a director of Nodak Mutual Insurance Company, his experience as a full time farmer, his 37 years’ experience as a successful independent businessman, and his experience as a past director of American Agricultural Insurance Company, Inc. qualify him to serve as an independent, non-executive director.
Cindy L. Launer.   Ms. Launer has served on the Board of Directors of NI Holdings, Inc. since her appointment in November 2019. Ms. Launer serves on the Board of Directors of Nodak Insurance Company and American West Insurance Company.
Ms. Launer was employed by American International Group from April 2007 until her retirement in June 2018. At AIG, she served in various roles including financial planning and analysis, capital projects, financial communications, Chief of Staff to the CEO, and finally Chief Operating Officer of the AIG commercial insurance business. Prior to joining AIG, she held progressive audit, finance, investor relations, and chief of staff roles at MetLife and Deloitte & Touche LLP.
Ms. Launer graduated from Florida Southern College with a Bachelor of Science degree in Finance and Marketing, and earned her Bachelor of Science degree in Accounting from International College.
We believe that Ms. Launer’s extensive experience in the insurance industry qualifies her to serve as an independent, non-executive director.
Stephen V. Marlow.   Mr. Marlow currently serves on the Nodak Mutual Group, Inc. Board of Directors. Mr. Marlow has served on the Board of Directors of NI Holdings, Inc. since its creation in March 2017. Mr. Marlow serves on the Board of Directors of Nodak Insurance Company, American West Insurance Company, and Battle Creek Mutual Insurance Company. Mr. Marlow is also Chair of the Audit Committee.

Mr. Marlow was employed by Ernst and Young LLP in various roles, including audit partner, from August 1978 to September 2011. Throughout his Ernst and Young career, Mr. Marlow worked extensively in the insurance and mutual fund industries. While in public accounting, Mr. Marlow worked with both public and non-public insurance companies, participated in several public offerings, and assisted several insurance companies with the adoption of Sarbanes-Oxley 404 requirements.
From October 2011 until his retirement in June 2016, Mr. Marlow was employed by Care Initiatives as Vice President and Chief Financial Officer. During his time at Care Initiatives, Mr. Marlow served on the Board of Directors of Iowa Indemnity Company, Ltd., a captive insurance company and subsidiary of Care Initiatives. Mr. Marlow also worked extensively with its Compensation Committee and Audit Committee.
While at Care Initiatives, Mr. Marlow served on the Board of Directors of Iowa Health Care Association (“IHCA”), a non-profit trade association supporting the nursing home and related industries in Iowa. Mr. Marlow also served on several committees and was a board member of ESCI, a direct subsidiary of IHCA. Mr. Marlow was a member of the Management Committee of the American Health Care Association (a non-profit trade association) from 2014 to 2016. From July 2017 to June 2019, Mr. Marlow served on the Board of Directors, and various committees, of Employee & Family Resources (a non-profit organization based in Des Moines, IA). Mr. Marlow remains active with the Iowa Society of Certified Public Accountants, serving on several committees and other roles since his term on the Board of Directors of that organization expired in 2008.
Mr. Marlow graduated from the University of Northern Iowa with a bachelor’s degree in accounting and is a Certified Public Accountant.
We believe that Mr. Marlow’s experience as a Certified Public Accountant at an international accounting firm and as an audit partner serving both public and non-public insurance companies qualifies him as an Audit Committee financial expert and to serve as an independent, non-executive director.
Members of our Board Continuing in Office
Terms Expiring at the 2023 Annual Meeting of Shareholders (Class I)
Name	Age at May 24, 2022	Director Since(1)	Position with NI Holdings, Inc.
Michael J. Alexander	56	2016	Director, President and CEO
Jeffrey R. Missling	51	2016	Director

(1)
Indicates the year first elected as a director of Nodak Insurance Company or NI Holdings, Inc.

Michael J. Alexander.   Mr. Alexander currently serves as President and Chief Executive Officer of NI Holdings, Inc., as well as Nodak Mutual Group, Inc. Mr. Alexander is also President and Chief Executive Officer of Nodak Insurance Company, American West Insurance Company, Battle Creek Mutual Insurance Company, Primero Insurance Company, and Tri-State, LTD. Mr. Alexander is President of Nodak Agency, Inc. Mr. Alexander is Chief Executive Officer of Direct Auto Insurance Company and Westminster American Insurance Company. Mr. Alexander serves on the Board of Directors of all NI Holdings’ subsidiary companies.
Mr. Alexander joined Nodak Mutual Insurance Company as Senior Vice President of Underwriting in August 2003, was promoted to Chief Operating Officer in November 2004, and appointed Executive Vice President and Chief Executive Officer in July 2005. Mr. Alexander’s title changed to President and Chief Executive Officer in connection with the conversion of Nodak Insurance Company from mutual to stock form and the creation of NI Holdings, Inc. in March 2017.
Prior to joining Nodak Insurance Company, Mr. Alexander was director of underwriting/customer service at MSI Insurance Companies. Mr. Alexander has over 30 years of experience in the property and casualty insurance industry. Mr. Alexander graduated from Earlham College with a Bachelor of Arts degree in mathematics and earned a Master of Arts degree in actuarial science from Ball State University.

Mr. Alexander is a member of the NI Holdings, Inc., Nodak Insurance Company, and affiliated insurance companies’ Boards of Directors. In addition, he is a member of the FBL Advisory Committee and a past member of the NAMIC Board of Directors.
We believe that Mr. Alexander’s extensive experience in the insurance industry and his 17 years of experience as the chief executive officer of Nodak Insurance Company, and its predecessor, qualify him to serve as a director.
Jeffrey R. Missling.   Mr. Missling has served as the Executive Vice President of the North Dakota Farm Bureau since 2005.
Mr. Missling grew up on a diversified crop and livestock farm and has worked with farmers and ranchers his entire life, having been employed by agriculture-related entities such as Rhone Poulenc Ag Company, Cargill, the University of Minnesota Extension Service, and the Minnesota Farm Bureau Federation. Mr. Missling holds a bachelor’s degree in Agricultural Business Management from South Dakota State University and a master’s degree in International Management from the University of Maryland.
Mr. Missling is a past member of the Minneapolis Federal Reserve Bank’s Advisory Council on Agriculture.
We believe that Mr. Missling’s experience in providing services to the agricultural industry and his management experience qualifies him to serve as a non-executive director.
Terms Expiring at the 2024 Annual Meeting of Shareholders (Class II)
Name	Age at May 24, 2022	Director Since(1)	Position with NI Holdings, Inc.
William R. Devlin	74	2003	Director
Duaine C. Espegard	78	2003	Director

(1)
Indicates the year first elected as a director of Nodak Mutual Insurance Company or NI Holdings, Inc.

William R. Devlin.   Mr. Devlin currently serves as Vice Chairperson of Nodak Mutual Group, Inc. Mr. Devlin has served on the Board of Directors of NI Holdings, Inc. since its creation in March 2017. Mr. Devlin serves on the Board of Directors of Nodak Insurance Company, American West Insurance Company, and Battle Creek Mutual Insurance Company. Mr. Devlin is also Chair of the Nominating and Corporate Governance Committee.
Prior to the conversion of the mutual insurance company to a stock company and the creation of the mutual holding company, Mr. Devlin served on the Board of Directors of Nodak Mutual Insurance Company from 2003 to 2017, and held the position of Vice President from 2008 to 2017.
Mr. Devlin currently serves as a state legislator in the North Dakota House of Representatives, including a term as the Speaker. Mr. Devlin has been in public service for 35 years, with 13 years as Steele County Commissioner and 22 years as a North Dakota state legislator. During those years of public service, Mr. Devlin has served as chairman and vice-chairman of legislative committees at the state and national levels.
Mr. Devlin has extensive private business experience in the printing and publishing areas. Mr. Devlin has been a chief executive officer of three family-owned newspaper corporations in North Dakota and Minnesota for over thirty years. Most recently, he was the chief executive officer of Devlin Newspapers Inc. of Staples, Minnesota. Mr. Devlin has served as state president of the North Dakota Newspaper Association and the Society of Professional Journalists, and was a board member of the North Dakota Newspaper Foundation.
We believe that Mr. Devlin’s experience as a state legislator and the chief executive officer of a local newspaper provides him with insight into the markets served by NI Holdings, Inc. and qualifies him to serve as an independent, non-executive director.

Duaine C. Espegard.   Mr. Espegard currently serves on the Nodak Mutual Group, Inc. Board of Directors. Mr. Espegard has served on the Board of Directors of NI Holdings, Inc. since its creation in March 2017. Mr. Espegard serves on the Board of Directors of Nodak Insurance Company, American West Insurance Company, and Battle Creek Mutual Insurance Company. Mr. Espegard is also Chair of the Executive Committee.
Prior to the conversion of the mutual insurance company to a stock company and the creation of the mutual holding company, Mr. Espegard served on the Board of Directors of Nodak Mutual Insurance Company from 2003 to 2017. Mr. Espegard previously served as Chair of the Investment Committee from 2003 to 2012, and Chair of the Audit Committee from 2012 to 2017.
Mr. Espegard has acted as a consultant to financial institutions since his retirement in 2001. Prior to his retirement, Mr. Espegard served as the Chief Executive Officer of Bremer Bank for over 25 years and has nearly 50 years of experience in the banking industry. Mr. Espegard holds a business associates degree from Aakers Business College in Grand Forks, North Dakota and attended the Graduate School of Banking at the University of Wisconsin.
We believe that Mr. Espegard’s experience in banking and management qualifies him to serve as an independent, non-executive director.

CORPORATE GOVERNANCE
The following corporate governance guidelines have been approved by the Board of Directors of NI Holdings, Inc. and, along with the Board committee charters, provide the framework for the corporate governance of NI Holdings, Inc. The Board of Directors reviews these guidelines and other aspects of the Company’s corporate governance at least annually.
Role of the Board and Management
The Company’s business is conducted by its executive officers and other employees, under the direction of the chief executive officer and the oversight of the Board of Directors, to enhance the long-term value of the Company for its shareholders. The members of the Board of Directors are elected by the shareholders to oversee management and to ensure that the long-term interests of the Company and the shareholders are being served. Each director is expected to perform as a director in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the Company. Both the Board of Directors and management recognize that the long-term interests of the Company and its shareholders are advanced by responsibly addressing the concerns of other interested parties, including employees, prospective employees, customers, agents, vendors, government representatives, the communities in which the Company operates, and the public at large.
Director Independence
The NASDAQ Listing Rules require a majority of a listed company’s Board of Directors to be comprised of independent directors. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.
In order to determine which of our directors are independent, we have elected to utilize the standards for independence established under the NASDAQ listing standards. Under these standards, an independent director is a person other than an executive officer or employee of NI Holdings, Inc. or one of its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons will not be considered independent:
a)
a director who is, or at any time during the past three years was, employed by us;

b)
a director who accepted, or who has a spouse, parent, child, or sibling, whether by blood, marriage, or adoption, or any other person who resides in his home, hereinafter referred to as a “Family Member”, who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (other than compensation for board or board committee service; compensation paid to a Family Member who is an employee (other than an executive officer) of NI Holdings, Inc. or one of its subsidiaries; or benefits under a tax qualified retirement plan, or non-discretionary compensation);

c)
a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;

d)
a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more (excluding payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs);

e)
a director of NI Holdings, Inc. who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers served on the Compensation Committee of such other entity; or

f)
a director who is, or has a Family Member who is, a current partner of our independent registered public accounting firm, or was a partner or employee of the independent registered public accounting firm of NI Holdings, Inc. who worked on our audit at any time during any of the past three years.

Under these criteria, all directors except Michael J. Alexander and Jeffery R. Missling are independent. North Dakota insurance law requires that one-third of the members of each committee of the board be independent, except for the Audit, Nominating and Corporate Governance, and Compensation Committees, which may only include independent directors.
Functions of the Board of Directors
The Board of Directors typically meets quarterly, with additional meetings as necessary, to review and discuss the performance of the Company, the Company’s plans and initiatives, and any immediate issues facing the Company. Directors are expected to attend all Board meetings, with only occasional absences, and to prepare for the meetings by reading any materials presented to them in advance of the meetings. Directors are expected to participate fully in the activities of any Board committees to which they belong and likewise to attend all committee meetings, with only occasional absences, and to prepare for the committee meetings by reading any materials presented to them in advance of the meetings.
In addition to its general oversight of management, the Board of Directors also performs a number of specific functions, including:
a)
selecting, evaluating, and compensating the chief executive officer and overseeing succession planning for the chief executive officer;

b)
providing counsel and oversight on the selection, evaluation, development, and compensation of executive officers;

c)
reviewing, monitoring, providing counsel, and, where appropriate, approving fundamental financial and business strategies and major corporate actions;

d)
assessing major risks facing the Company and reviewing options for their mitigation; and

e)
ensuring processes are in place for maintaining the integrity of the Company through (i) its financial statements, (ii) compliance with law and ethics, (iii) relationships with customers, vendors, and agents, and (iv) relationships with other interested parties.

Board Committees
Although we would qualify as a “controlled company” under the NASDAQ Stock Market listing rules because Nodak Mutual Group, Inc. owns over 50% of our outstanding common stock, we do not intend to rely on the exemptions from certain of the corporate governance rules for NASDAQ listed companies. The Company has determined the following four standing committees: Compensation, Audit, Executive, and Nominating and Corporate Governance. These committees of the Board typically meet at least quarterly, with additional meetings as necessary. Set forth below is a brief description of our standing committees, and the duties and responsibilities of such committees.
Compensation Committee
The Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of the Company’s directors and executive officers. In addition, the Compensation Committee:
a)
reviews, evaluates, and approves the compensation and benefit plans and policies of Company employees, including its executive officers;

b)
reviews, evaluates, and approves the compensation for our directors;

c)
grants stock options and restricted stock awards to employees, executive officers, and directors under our approved Stock and Incentive Plan; and

d)
makes recommendations to our Board of Directors regarding these matters.

All of the directors on the Compensation Committee are independent under the criteria established under the NASDAQ listing standards. All of the directors are “non-employee directors”, as required under the Exchange Act.
Audit Committee
The Audit Committee is responsible for assisting the Board in monitoring the integrity of the financial statements, and monitoring all aspects of the Company’s financial reporting requirements. In addition, the Audit Committee:
a)
is responsible for the selection, retention, oversight, and termination of our independent registered public accounting firm;

b)
approves the non-audit services provided by our independent registered public accounting firm;

c)
reviews the results and scope of the audit and other services provided by our independent registered public accounting firm;

d)
approves the cost of the annual audits;

e)
establishes procedures to facilitate the receipt, retention, and treatment of complaints received from third parties regarding accounting, internal accounting controls, or auditing matters;

f)
establishes procedures to facilitate the receipt, retention, and treatment of confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters by Company employees;

g)
reviews and approves all related party transactions raising potential conflicts of interest;

h)
reviews the annual consolidated financial statements and the results of the audit with management and our independent registered public accounting firm;

i)
reviews with management and our independent registered public accounting firm the adequacy of our system of internal control over financial reporting, including its effectiveness at achieving compliance with any applicable laws or regulations;

j)
reviews with management and our independent registered public accounting firm the significant recommendations made by our independent registered public accounting firm with respect to changes in accounting procedures and internal control over financials reporting;

k)
reviews with management the risks of the Company as part of the Enterprise Risk Management process; and

l)
reports to the Board of Directors on the results of its review and makes such recommendations as it may deem appropriate.

The Audit Committee is chaired by Mr. Marlow. Our Board of Directors has determined that Mr. Marlow is an “audit committee financial expert” within the meaning of SEC regulations. Under the independence criteria utilized by the NASDAQ listing rules, the Audit Committee members must meet additional criteria to be deemed independent. An Audit Committee member may not, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other Board of Directors’ committee (i) accept directly or indirectly any consulting, advisory, or other compensatory fee from NI Holdings, Inc. other than the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with NI Holdings, Inc. (provided such compensation is not contingent in any way on continued service); or (ii) be an affiliated person of NI Holdings, Inc. as defined in Exchange Act Rule 10A-3(e)(1). All of the directors on the Audit Committee are independent under these criteria.

Executive Committee
The Executive Committee is responsible for assisting the Board in monitoring the Company’s investments and reinsurance programs. In addition, the Executive Committee:
a)
reviews with senior management the reinsurance structure of the Company;

b)
reviews and approves the investment policy for the Company and approves quarterly and annual investment activity; and

c)
with the assistance of senior management, hires and/or terminates investment advisors.

All of the directors on the Executive Committee are independent as defined under the NASDAQ listing standards.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board and overseeing corporate governance of the Company. In addition, the Nominating and Corporate Governance Committee:
a)
makes independent recommendations to the Board of Directors as to best practices for Board governance and evaluation of Board performance;

b)
produces a Code of Ethics and submits it for Board approval, and periodically reviews the Code of Ethics for necessary revisions;

c)
identifies suitable candidates for Board membership, and in such capacity considers any nominees recommended by shareholders;

d)
proposes to the Board a slate of directors for election by the shareholders at each Annual Meeting of Shareholders; and

e)
proposes candidates to fill vacancies on the Board based on qualifications it determines to be appropriate.

All of the directors on the Nominating and Corporate Governance Committee are independent as defined under the NASDAQ listing standards.
Each committee has a charter. Current copies of committee charters are available at www.niholdingsinc.com.
Set forth below is a listing of our current Board members and on which committees they currently serve.
Name	Role	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee
Eric K. Aasmundstad	Independent director	member	Chair	member	member
Michael J. Alexander	President and CEO	—	—	—	—
William R. Devlin	Independent director	member	member	member	Chair
Duaine C. Espegard	Independent director	member	member	Chair	member
Cindy L. Launer	Independent director	member, Financial Expert	member	member	member
Stephen V. Marlow	Independent director	Chair, Financial Expert	member	member	member
Jeffrey R. Missling	Non-independent director	—	—	—	—
Number of meetings in 2021		8	5	4	3
Board Meetings
During the year ended December 31, 2021, our Board held a total of seven Board meetings and twenty committee meetings. Each of our directors attended at least 96% of the aggregate number of meetings of our Board and meetings of any committee of which he or she was a member, which were held during the time in which he or she was a director or a committee member, as applicable.

Director Attendance at Annual Meetings
Our Board has a policy of encouraging director attendance at our Annual Meetings of Shareholders, but attendance is not mandatory. Our Board and management team encourage all of our directors to attend the 2022 Annual Meeting. The 2021 Annual Meeting was attended by all seven directors.
Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through the Audit Committee of our Board. In addition, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including adopting guidelines and policies to govern the process by which risk assessment and management is undertaken. Management provides quarterly updates on Enterprise Risk Management to the Audit Committee, including information on IT security, audits, and cyber analytics. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Diversity
Our Board of Directors seeks members from diverse professional backgrounds who bring to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the Board is of the view that the composition of our Board, as a whole, should reflect a mix of skills and expertise that are appropriate for our Company given our circumstances and that, collectively, enables our Board to perform its oversight function effectively. Our Board of Directors does not have a formal policy with respect to diversity and inclusion. Diversity of experience, expertise, and viewpoints is one of many factors the Nominating and Corporate Governance Committee considers when recommending director nominees to our Board of Directors. Nominees are not discriminated against on the basis of race, religion, national origin, gender, sexual orientation, disability, or any other basis proscribed by law.
We believe that the current composition of our Board of Directors reflects diversity in professional background and experience. The table below provides additional diversity information regarding our Board of Directors as of April 12, 2022. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f).
Board Diversity Matrix (as of April 4, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Qualifications of Board Members
The Nominating and Corporate Governance Committee has adopted guidelines and procedures for identifying and evaluating candidates for director that provide for a fixed set of specific minimum qualifications for its candidates for membership on our Board. At a minimum, each director is expected to:
a)
understand our business and relevant industries in general;

b)
regularly attend meetings of our Board and of any committees on which the director serves;

c)
review in a timely fashion and understand materials circulated to our Board regarding us or our industry;

d)
participate in meetings and decision-making processes in an objective and constructive manner; and

e)
be reasonably available, upon request, to advise our officers and management.

The Nominating and Corporate Governance Committee will also consider factors such as the likelihood that he or she will be able to serve on our Board for a sustained period, experience as a director of a public company, and knowledge of relevant industries. While we do not have a formal diversity policy, due consideration will be given to our Board’s overall balance of diversity of skills, experiences, backgrounds, perspectives, race, ethnicity, gender, and other differentiating personal characteristics. The Board believes that this promotes inclusiveness, enhances the Board’s deliberations, and enables the Board to better represent the Company’s shareholders. The Nominating and Corporate Governance Committee further believes it is appropriate for at least one member of our Board to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our Board be independent as required under the NASDAQ Listing Rules. The Nominating and Corporate Governance Committee believes it is appropriate for our Chief Executive Officer to serve as a member of our Board. Our directors’ performance and qualification criteria are reviewed periodically by the Nominating and Corporate Governance Committee.
In evaluating director nominees, the Nominating and Corporate Governance Committee will consider, among other things, the following factors:
a)
the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in our proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate;

b)
if the candidate satisfies certain minimum qualifications and other criteria that we have set for membership on our Board;

c)
if the candidate possesses any of the specific qualities or skills that under the nominating and corporate governance policies must be possessed by one or more members of our Board;

d)
the contribution that the candidate can be expected to make to the overall functioning of our Board;

e)
the extent to which the membership of the candidate on our Board will promote diversity among the directors; and

f)
other factors such as independence under applicable NASDAQ Listing Rules, and relationships with our shareholders, competitors, customers, suppliers, or other parties with a relationship to the Company.

Board Selection Process
Our Nominating and Corporate Governance Committee is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to our Board’s ability to work as a collective body, while providing us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure. Accordingly, our Nominating and Corporate Governance Committee recommends to our Board the re-nomination of incumbent directors for election who continue to satisfy our Nominating and Corporate Governance Committee’s criteria for membership on our Board, whom our Nominating and Corporate Governance Committee believes continue to make important contributions to our Board, and who consent to continue their service on our Board. Consistent with this policy, in considering candidates for election at our Annual Meeting of Shareholders, the Nominating and Corporate Governance Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who consent to continue their service on our Board. If our Nominating and Corporate Governance Committee determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of our Board as a whole and why in our Nominating and Corporate Governance Committee’s view the incumbent should not be re-nominated, the Nominating and Corporate Governance Committee will, absent special circumstances, propose the incumbent director for nomination by our Board for re-election at our Annual Meeting of Shareholders.
If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies a new nominee that meets the criteria above. The Nominating and Corporate Governance Committee may, in its sole discretion, solicit recommendations for nominees from persons that the Nominating and Corporate Governance Committee believes are likely to be familiar with qualified candidates. These persons may include members of our Board, including members of the Nominating and Corporate Governance Committee, and our management team. The Nominating and Corporate Governance Committee may, in its sole discretion, determine to engage a professional search firm to assist in identifying qualified candidates. If a search firm is engaged, the Nominating and Corporate Governance Committee will set its fees and scope of engagement. The Nominating and Corporate Governance Committee may, in its sole discretion, solicit the views of the Chief Executive Officer, other members of our senior management, and other members of our Board regarding the qualifications and suitability of candidates to be nominated as directors. The Nominating and Corporate Governance Committee may, in its sole discretion, designate one or more of its members (or the entire Nominating and Corporate Governance Committee) to interview any proposed candidate. Based on all available information and relevant considerations, the Nominating and Corporate Governance Committee will select a candidate who, in the view of the committee, is most suited for membership on our Board.
We have not received director candidate recommendations from our shareholders. We do, however, have a formal policy regarding consideration of such recommendations. In making its selection of director nominees, the Nominating and Corporate Governance Committee will evaluate candidates proposed by shareholders under criteria similar to the evaluation of other candidates and in accordance with our Bylaws and as is otherwise required pursuant to the Exchange Act. However, the Nominating and Corporate Governance Committee may consider, as one of the factors in its evaluation of shareholder-recommended nominees, the size and duration of the ownership by the recommending shareholder or shareholder group in our common stock. The Nominating and Corporate Governance Committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an Annual Meeting of Shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual meeting.
Under our Bylaws, shareholders wishing to suggest a candidate for director must write to our Corporate Secretary. In order to give the Nominating and Corporate Governance Committee sufficient time to evaluate a recommended candidate and/or include the candidate in our Proxy Statement for an upcoming Annual Meeting of Shareholders, the recommendation must be received by our Corporate Secretary at our principal executive offices in accordance with our procedures detailed in the section entitled “Shareholder Proposals and Director Nominations” in our latest proxy statement. Such submissions must state the nominee’s name and address, together with appropriate biographical information and background materials, and information with respect to the shareholder or group of shareholders making the recommendation, including the number of shares of common stock owned by such shareholder or group of shareholders, as well as other information required by our Bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Board of Directors Leadership Structure
Under our current circumstances, our Board currently believes that it is in the best interests of the Company and our shareholders to have a person other than our Chief Executive Officer serve as Chair of our Board. We believe that separating these roles at this time provides the appropriate balance between strategy development, flow of information between management and the Board, and oversight of management. We also believe that this structure provides guidance for our Board, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees, and other stakeholders. The Board has the discretion to modify this approach as circumstances change. Mr. Aasmundstad currently serves as Chair of our Board. The four standing committees of the Board are also chaired by independent non-employee directors.
Meetings of Non-Employee Directors
The quarterly Board meetings and committee meetings are attended by members of the Board and the respective committees, as well as selected officers and employees of the Company. A portion of each meeting is typically reserved for executive sessions for independent, non-employee directors to meet and communicate without management participation.
Access to Management
Non-employee directors have full and free access to any officer, manager, or employee of the Company in person, by email, or by telephone.
Access to Independent Advisors
The Board and its committees have the authority any time to retain outside accounting, financial, compensation, recruiting, legal, or other advisors, and the Company will provide appropriate funding, as determined by the Board or any committee, to compensate such independent outside advisors, as well as to cover the ordinary administrative expenses incurred by the Board and its committees in carrying out its duties.
Compensation of the Board
The Compensation Committee has the responsibility for reviewing and approving compensation and benefits for non-employee directors. In discharging this responsibility, the committee considers the performance of the Company, shareholder returns, alignment of director interests with long term shareholder interests, the amount of time and work required of directors, the compensation paid to directors at other comparable companies, and the maintenance of director independence as well as the appearance of director independence. The committee monitors the possibility of any indirect forms of compensation to directors, including significant charitable contributions to organizations with which a director might be affiliated or by which a director might be compensated.
Annual Evaluations
The Board of Directors annually considers conducting an evaluation to determine if it and its committees are functioning effectively. Likewise, each board committee annually considers conducting a self-evaluation to determine if it is functioning effectively.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee of our Board of Directors does not include any current or former executive officers or current employees of NI Holdings, Inc. None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Code of Ethics and Business Conduct for Employees, Executive Officers, and Directors
Our Board has adopted a Code of Ethics and Business Conduct applicable to all of our employees, executive officers, and directors. The Code of Ethics and Business Conduct is available on our website at www.niholdingsinc.com. Our Board is responsible for overseeing compliance with the Code of Ethics and

Business Conduct, and our Board or an appropriate committee thereof must approve any waivers of the Code of Ethics and Business Conduct for employees, executive officers, or directors. Disclosure regarding any amendments to the Code of Ethics and Business Conduct, or any waivers of its requirements, will be made on our website at www.niholdingsinc.com.
Shareholder Communications with our Board
Shareholders seeking to communicate with our Board must submit their written comments to our Corporate Secretary, NI Holdings, Inc., 1101 First Avenue North, Fargo, ND 58102. The Corporate Secretary will forward such communications to each member of our Board, except in cases where, in the opinion of our Corporate Secretary, it would be inappropriate to send a particular shareholder communication to a specific director, in which cases such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

DIRECTOR COMPENSATION
The following table sets forth cash and other compensation earned by the six non-employee members of the Board for all services in all capacities during the fiscal year ended December 31, 2021.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Eric K. Aasmundstad	$74,000	$49,660	$—	$123,660
William R. Devlin	74,000	49,660	—	123,660
Duaine C. Espegard	74,000	49,660	—	123,660
Cindy L. Launer	70,000	49,660	—	119,660
Stephen V. Marlow	74,000	49,660	—	123,660
Jeffrey R. Missling	50,000	49,660	—	99,660

(1)
As of December 31, 2021, each non-employee director had 2,600 restricted stock units outstanding. The grant date fair value was $49,660, computed in accordance with FASB ASC Topic 718 using the closing price of our common stock on the grant date. These RSUs vest at the 2022 Annual Meeting, although two of the directors have elected to defer receipt of their shares until a later date. Estimated forfeitures are included in the determination of compensation costs.

Narrative to the Director Compensation Table
Fees Earned or Paid in Cash
The Company provides for an annual retainer of $50,000 for non-employee directors for service on its Board and quarterly retainers of $5,000 for non-employee directors for service on the Board’s committees. Additional retainers of $4,000 each were paid in 2021 to directors serving as chairpersons of the Board’s committees (Audit Committee, Compensation Committee, Nominating and Governance Committee, and Executive Committee).
Restricted Stock Unit Awards
In addition to cash compensation, the Company provides that each non-employee director will receive an annual award of restricted stock units (“RSUs”). On the day following each annual meeting of our shareholders, each non-employee director then in office will receive an annual award of RSUs. All RSUs vest in full as of the date of the next annual meeting of shareholders.
During 2021, each non-employee director as listed in the Director Compensation Table received 2,600 RSUs with a grant-date fair value of $49,660 which will vest on May 24, 2022. Two of the six non-employee directors elected to defer receipt of these vesting shares until a later date.

PROPOSAL 2: RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Mazars USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and our Board has directed that management submit the selection of the Company’s independent registered public accounting firm for ratification by the shareholders at the 2022 Annual Meeting. Representatives of Mazars USA LLP are expected to be present at the 2022 Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions. On February 26, 2021, Mazars USA LLP was appointed to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2021.
Shareholder ratification of the selection of Mazars USA LLP as the Company’s independent registered public accounting firm is not required by North Dakota law or our Articles of Incorporation or our Bylaws. However, our Board is submitting the Audit Committee’s selection of Mazars USA LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
Independent Registered Public Accounting Firms’ Fees
As a public company, the Company’s consolidated financial statements are required to be audited by an independent public accounting firm that is registered with the Public Company Accounting Oversight Board. On October 18, 2016, the Company selected and the Audit Committee approved Mazars USA LLP as our independent registered public accounting firm to audit the consolidated financial statements, beginning with the fiscal year ending December 31, 2016.
The following table presents fees for professional services rendered by Mazars USA LLP for the audits of our annual financial statements and other services rendered during the years ended December 31, 2021 and 2020.
Fee Category	2021	2020
Audit Fees	$697,155	$630,310
Audit-Related Fees	22,000	26,800
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$719,155	$657,110
Audit Fees:    Audit Fees consist of fees and out-of-pocket expenses billed for professional services performed by Mazars USA LLP for the audit of our annual financial statements, the review of interim consolidated financial statements, and related services.
Audit-Related Fees:    Audit Related Fees may consist of fees and out-of-pocket expenses billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. The 2021 and 2020 amounts include work performed by Mazars USA LLP in connection with the audit of the NI Holdings, Inc. Employee Stock Ownership Plan.
Tax Fees:    Tax Fees may consist of fees for professional services, including tax consulting and compliance performed by an independent registered public accounting firm.
All Other Fees:    There were no such fees incurred in 2021 or 2020.
The Audit Committee has considered the services listed above to be compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policies and Procedures
In accordance with the Sarbanes-Oxley Act of 2002, as amended, the Audit Committee’s policy is to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee has established, in accordance with applicable law, pre-approval policies and procedures for the engagement of the independent registered public accounting firm to render services to the Company. The Chair of the Audit Committee and any other member of the Audit Committee to whom authority has been delegated by the Audit Committee has the authority in between meetings to pre-approve any audit or non-audit services, including fees, to be performed by the independent registered public accounting firm, within certain limits and provided that any such approvals are presented to the Audit Committee at its next scheduled meeting. In fiscal years 2021 and 2020, all of the services performed by our independent registered public accounting firm were pre-approved by the Audit Committee pursuant to our policy.
Shareholder Vote
The proposal to ratify the appointment of Mazars USA LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2022 will be approved if a majority of the shares of common stock of the Company that are present and entitled to vote at the 2022 Annual Meeting vote in favor of the proposal.
Recommendation of our Board
Our Board recommends a vote “FOR” the ratification of the selection of Mazars USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

AUDIT COMMITTEE REPORT
The primary purpose of the Audit Committee is to oversee the Company’s financial reporting processes on behalf of the Company’s Board of Directors. The Company’s management has the primary responsibility for the consolidated financial statements, for maintaining effective internal control over financial reporting, and assessing the effectiveness of internal control over financial reporting. The Audit Committee’s functions are more fully described in its charter, which is available on our website at www.niholdingsinc.com.
In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2021 with management and with Mazars USA LLP, our independent registered public accounting firm which is responsible for expressing an opinion on the conformity of these consolidated financial statements with accounting principles generally accepted in the United States of America. These discussions included the judgment of Mazars USA LLP regarding the quality, not just the acceptability, of the Company’s accounting principles. In addition, the Audit Committee has discussed the other matters with Mazars USA LLP that are required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. The Audit Committee has also received and reviewed the written disclosures and the letter from Mazars USA LLP required by the applicable requirements of the PCAOB and has discussed with Mazars USA LLP their independence from us. A portion of the Audit Committee meetings are held with Mazars USA LLP without management present.
In reliance on the review and discussions referenced above, the Audit Committee recommended to our Board, and our Board of Directors approved, that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021, filed by the Company with the Securities and Exchange Committee.
Audit Committee:
Stephen V. Marlow, Chair
Eric K. Aasmundstad
William R. Devlin
Duaine C. Espegard
Cindy L. Launer
The foregoing report of the Audit Committee does not constitute soliciting material and will not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

NARRATIVE DISCUSSION OF COMPENSATION PHILOSOPHY
This section of the proxy describes and analyzes our executive compensation program for 2021 for our named executive officers (our “NEOs”) and other senior leadership.
Compensation Philosophy
The compensation programs established by the Compensation Committee of NI Holdings, Inc. are intended to encourage and reward performance that is consistent with top tier insurance organizations. As such, the compensation program for named executive officers includes both short-term (defined as annual) and long-term (generally defined as three to five years) incentive programs that reward our named executive officers for achievement of pre-established objectives. The compensation program is also designed to foster retention of key executives and enhance the alignment of executives’ interest with those of shareholders. Simply stated, our compensation philosophy is to attract, retain, and motivate our named executive officers and other senior leadership throughout the organization.
In order to achieve the above, the Compensation Committee is tasked with establishing a compensation program that will provide us with the best opportunity to achieve the objectives we have set forth above. The Compensation Committee uses a combination of base salary, short-term bonus, and long-term incentives (including equity-based programs) to achieve the objectives set forth in the compensation philosophy. The Compensation Committee also monitors the Company’s benefits packages to ensure competitiveness of these programs in the marketplace.
The following provides additional insights to each of the components of the compensation program:
Base Salary:   Base salaries are intended to attract and retain a highly qualified and motivated senior leadership team.
Short-Term Bonus:   The short-term bonus plan is designed to encourage performance that contributes to achieving annual and other short-term goals that will ultimately lead to long-term shareholder value. Short-term bonus programs may establish triggers to pay the bonus and provide levels of success/payments based upon threshold, target, and stretch goals.
Long-Term Incentive:   The long-term incentives are intended to align the financial interests of senior leadership with those of other shareholders, thus providing incentives for achieving long-term growth in the value of the Company.
The Compensation Committee annually approves a program that provides a balance between base salary, short-term bonus, and long-term incentives that is generally competitive with that of other publicly traded insurance companies of similar size. In performing its responsibilities, the Compensation Committee has engaged Meridian Compensation Partners, LLC in determining benchmark data. This benchmark data includes the selection of an appropriate peer group and the determination of where each of the named executive officers will be positioned relative to their similar job titles and responsibilities within the peer group.
During 2020, the Compensation Committee approved a peer group to be used for the 2021 benchmark data. The fifteen companies included in the approved peer group were:
•
Atlantic American Corporation

•
Atlas Financial Holdings, Inc.

•
Conifer Holdings Inc.

•
Donegal Group Inc.

•
Federated National Holding Company

•
First Acceptance Corporation

•
Hallmark Financial Services, Inc.

•
HCI Group, Inc.

•
Heritage Insurance Holdings, Inc.

•
Kingstone Companies, Inc.

•
Kinsale Capital Group, Inc.

•
Protective Insurance Corporation

•
Safety Insurance Group, Inc.

•
The National Security Group, Inc.

•
Unico American Corporation

With respect to the compensation of the named executive officers, the Compensation Committee reviews a range of benchmark data including targeted compensation and establishes pay for its named executive officers based on a variety of factors including individual performance, experience, company performance, and market competitive pay levels. The Company’s target compensation for its chief executive officer is generally split one-third base salary, one-third short-term bonus, and one-third long-term incentives.
Stock Ownership Guidelines
The Company has adopted Stock Ownership Guidelines and holding requirements for its non-employee directors and certain senior executives. The current Stock Ownership Guidelines are as follows:
Position	Minimum Stock Ownership Requirement
Non-employee director	Market value of 3 times annual base cash retainer
Chief executive officer	Market value of 3 times current base salary
Other executive officers	Market value of 2 times current base salary
Individuals have five years from their permanent appointment to a specified position to acquire the required holdings. The Compensation Committee tracks the ownership amounts of the non-employee directors and applicable executives on an annual basis. Due to the introduction of the Company’s common stock during 2017, the five-year period for incumbent individuals to meet their ownership requirement did not conclude until 2022.
Timing of Equity Grants
The Company does not coordinate the timing of equity awards with the release of material non-public information.
Prohibition on Hedging and Pledging Transactions
Our senior leadership executives are subject to the Company’s Insider Trading Policy, which prohibits directors, named executive officers, and certain additional employees from engaging in hedging or monetizing transactions with respect to Company securities they own as well as holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Tax and Accounting Implications
Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain covered executives to the extent such compensation exceeds $1.0 million per covered officer in any year. The Compensation Committee understands that it is possible that the compensation payable to our named executive officers will exceed the $1.0 million limit under Section 162(m). We believe that in establishing the cash and equity incentive compensation programs for our named executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more named executive officers with the opportunity to earn incentive compensation, whether through annual cash incentive programs tied to our financial performance or through equity awards, which together with base salary in the aggregate may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. We believe it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the named executive officers essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
The compensation that we pay to the named executive officers is reflected in our consolidated financial statements as required by GAAP. The Compensation Committee considers the financial impact, along with other factors, in determining the amount and form of compensation provided to executives. We account for stock-based compensation under the Company’s Stock and Incentive Plan in accordance with the requirements of FASB ASC Topic 718.
Shareholder Say-On-Pay Votes
As an emerging growth company, the Company is not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

EXECUTIVE OFFICERS
Chief Financial Officer Transition
Effective May 25, 2021, Brian R. Doom, Executive Vice President and CFO, retired from the Company and his role was assumed by Seth C. Daggett, who now serves as the Company’s Executive Vice President, Treasurer and Chief Financial Officer.
Executive Biographies
Messrs. Alexander, Daggett, and Duncan are NEOs for the year ended December 31, 2021.
Name	Age at May 24, 2022	Position(s)
Michael J. Alexander	56	President and Chief Executive Officer
Seth C. Daggett	43	Executive Vice President, Treasurer and Chief Financial Officer
Brian R. Doom	69	Former Executive Vice President and CFO
Patrick W. Duncan	55	Senior Vice President, Operations
Michael J. Alexander.   Mr. Alexander’s biography is included under the heading “Proposal 1: Election of Directors” set forth above.
Seth C. Daggett.   Mr. Daggett currently serves as Executive Vice President, Treasurer and Chief Financial Officer of NI Holdings, Inc., as well as Nodak Mutual Group, Inc. Mr. Daggett is also Executive Vice President, Treasurer and Chief Financial Officer of Nodak Insurance Company, American West Insurance Company, and Nodak Agency, Inc. Mr. Daggett is Treasurer and Chief Financial Officer of Battle Creek Mutual Insurance Company, Direct Auto Insurance Company, Primero Insurance Company, and Tri-State, LTD. Mr. Daggett is Executive Vice President, Treasurer of Westminster American Insurance Company.
Mr. Daggett joined NI Holdings, Inc. as Executive Vice President of Strategy in September 2019, and became Executive Vice President, Treasurer and Chief Financial Officer in May 2021.
Prior to joining NI Holdings, Inc., Mr. Daggett was chief financial officer and treasurer of RAM Mutual Insurance Company from August 2018 to August 2019. Mr. Daggett began his career as an external auditor at Deloitte, and joined Travelers Companies, Inc. in 2004 where he served as senior director of finance from 2008 to 2015.
Mr. Daggett has over 17 years of experience in the property/casualty insurance industry. Mr. Daggett graduated from the University of North Dakota with bachelor’s degrees in financial management and accounting, and is a certified public accountant.
Mr. Daggett serves on the Board of Directors of Direct Auto Insurance Company, Primero Insurance Company, and Westminster American Insurance Company.
Mr. Daggett served on the Board of Directors of the Minnesota Workers’ Compensation Insurers Association from 2017 to 2019.
Brian R. Doom.   Mr. Doom joined Nodak Mutual Insurance Company in December 2005 and was named Vice President of Finance, Secretary, Treasurer, & Chief Financial Officer (“CFO”) for Nodak Mutual Insurance Company, American West Insurance Company, and Nodak Agency, Inc. In March 2011, Mr. Doom was appointed to the Board of Directors of the newly affiliated Battle Creek Mutual Insurance Company and was named Vice President of Finance, Secretary, Treasurer, & CFO. In December 2014, Mr. Doom was appointed to the Board of Directors of the newly purchased Tri-State, Ltd and Primero Insurance Company subsidiaries and named Vice President of Finance, Secretary, Treasurer, & CFO of both companies. Effective April 2018, Mr. Doom no longer served on the Board of Directors of Battle Creek Mutual Insurance Company or Primero Insurance Company.

In March 2017, Nodak Mutual Insurance Company demutualized and became Nodak Insurance Company. At the same time, Nodak Mutual Group, Inc. and NI Holdings, Inc. were formally established. Mr. Doom was named Executive Vice President, Secretary, Treasurer, & CFO for NI Holdings, Inc. and all companies in the holding company system.
Mr. Doom began his insurance career at Iowa Mutual Insurance Company in 1977, serving in various managerial and officer level positions. During the last seven years of his tenure at Iowa Mutual, Mr. Doom served as Senior Vice President, Secretary/Treasurer with responsibility for accounting, investments, information technology, reinsurance, and rate analysis. Mr. Doom was also a member of the Board of Directors. In January 2005, Mr. Doom joined Farmers Union Mutual Insurance Company in North Dakota where he served as controller and CFO. Mr. Doom graduated from the University of Iowa with a Bachelor’s degree in Business Administration and from Boston University with a Master of Science degree in Insurance Management.
Mr. Doom served on the Board of Directors of North Dakota Vision Services from January 2011 through December 2014.
Mr. Doom retired from NI Holdings, Inc. and all subsidiary companies in May 2021.
Patrick W. Duncan.   Mr. Duncan joined Nodak Mutual Insurance Company in December 2005 as Vice President of Operations, where he was responsible for both the underwriting and claims processes. In March 2017, Nodak Mutual Insurance Company demutualized and became Nodak Insurance Company. At the same time, Nodak Mutual Group, Inc. and NI Holdings, Inc. were formally established. Mr. Duncan currently serves as Senior Vice President of Operations of NI Holdings, Inc.
Mr. Duncan began his insurance career with United Farm Family Mutual Insurance Company in 1989 where he held several management positions, including commercial underwriting, personal lines underwriting, property/ casualty claims, farm, and crop insurance. In addition, he held the position of product manager farm/crop and commercial, overseeing a $110 million book of business. Mr. Duncan earned a Bachelor of Science degree in Actuarial Sciences from Indiana University.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the cash and other compensation earned by our named executive officers for all services in all capacities during the fiscal years ended December 31, 2021, 2020, and 2019.
Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards(1) (e)	Non-equity Incentive Plan Compensation(2) (g)	All Other Compensation(3) (i)	Total (j)
Michael J. Alexander President and CEO	2021	$820,000	$—	$870,488	$307,910	$272,153	$2,270,551
	2020	800,000	—	708,722	951,440	236,056	2,696,218
	2019	766,875	—	755,937	726,921	263,730	2,513,463
Seth C. Daggett EVP, Treasurer & CFO	2021	276,667	23,776	173,352	75,392	64,486	613,673
Patrick W. Duncan Senior Vice President, Operations	2021	285,000	—	139,800	77,663	99,753	602,216
	2020	282,500	—	114,080	274,967	78,940	750,487
	2019	271,250	—	117,117	142,790	105,886	637,043

(1)
The amounts reported in column (e) represent awards of restricted stock units (“RSUs”) and performance share units (“PSUs”). These amounts are based on the probable outcome of the performance conditions and are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718 using the closing price of our common stock on the grant date. Estimated forfeitures are included in the determination of compensation costs.

Assuming the achievement of maximum level performance for each NEO, the amounts in column (e) (representing both RSUs and PSUs) would be as follows: (i) for awards granted in 2021: $1,131,448 for Mr. Alexander; $225,544 for Mr. Daggett; and $181,740 for Mr. Duncan; (ii) for awards granted in 2020: $921,196 for Mr. Alexander; and $148,304 for Mr. Duncan; and (iii) for awards granted in 2019: $982,566 for Mr. Alexander; and $152,100 for Mr. Duncan.
(2)
The Narrative to the Summary Compensation Table includes additional information regarding incentive awards.

(3)
The table below details the amounts reported in the “All Other Compensation” column, which includes Company contributions to defined contribution plans and certain other amounts during 2021:

Name	Defined Contribution Plans(a)	Employee Stock Ownership Plan(b)	Non-Qualified Deferred Compensation(c)	Perquisites and Other Amounts(d)	Total All Other Compensation
Michael J. Alexander	$36,493	$13,388	$204,661	$17,611	$272,153
Seth C. Daggett	37,700	13,388	—	13,398	64,486
Patrick W. Duncan	37,550	13,388	42,743	6,072	99,753

(a)
The amounts reported in the “Defined Contribution Plans” column include Company contributions to Nodak Insurance Company’s 401(k) and Profit Sharing plans.

(b)
The amounts reported in the “Employee Stock Ownership Plan” column represent the market value of ESOP shares allocated to participants as of December 31, 2021.

(c)
The amounts reported in the “Non-Qualified Deferred Compensation” column represent additional company contributions to a non-qualified deferred compensation plan.

(d)
The amounts reported in the “Other Amounts” column include executive wellness benefits, premiums paid for excess life insurance coverage, spousal travel costs, and country club dues. Also includes the value of a company car for Mr. Alexander.

Narrative to the Summary Compensation Table
Messrs. Alexander, Daggett, and Duncan are each entitled to participate in insurance, vacation, and other fringe benefit programs that the Company maintains for its other employees. The Company provides a 401(k) profit sharing plan, an employee stock ownership plan, group medical insurance, group dental insurance, and group term life insurance to its eligible employees. The Company pays the country club membership dues of Messrs. Alexander, Daggett, and Duncan.
Messrs. Alexander, Daggett, and Duncan are each parties to employment agreements with NI Holdings, Inc. and Nodak Insurance Company. Mr. Alexander’s agreement has a term of three years, Mr. Duncan’s agreement has a term of two years, and Mr. Daggett’s agreement has a term of one year. Each of the agreements is automatically extended on each day for one additional day unless either party has given the other party written notice that such party does not agree to extend the agreement.
The Compensation Committee enters into employment agreements with executive officers when it determines that such an agreement is desirable to obtain some measure of assurance as to the executive’s continued employment in light of prevailing market competition for the position held by the executive officer, or where the Compensation Committee determines that an employment agreement is necessary and appropriate in light of the executive’s prior experience or with our practices with respect to similarly situated employees.
Under the employment agreements with Messrs. Alexander, Daggett, and Duncan, if the officer is terminated without Cause or terminates his employment for Good Reason (as such terms are defined in the employment agreement), the officer will be entitled to receive a lump sum payment equal to the sum of his annual base salary plus the average annual bonus for the last three years, multiplied by the number of months in the remaining term of his employment agreement divided by twelve. In addition, the officer will be entitled to continued benefit plan coverage for the remaining term of his employment agreement to the extent permitted by the plan or applicable law.
Prior to receiving any severance benefits, Messrs. Alexander, Daggett, and Duncan have agreed to execute release agreements.
Incentive Awards
Cash Incentive Bonus Plan.   Annual incentive awards are paid to all employees of Nodak Insurance Company pursuant to the Short Term Incentive Bonus Plan (the “STIBP”) approved by the Compensation Committee of the Board of Directors. The STIBP aligns our strategic operating priorities with the desired behavior and focuses performance metrics on a statutory basis of our insurance operations. Statutory surplus growth is the trigger to achieve payout on the STIBP. Threshold, target, and stretch goals are set annually for key statutory operating objectives which we believe align with shareholder value creation — combined ratio, premium growth, and return on equity.
Under the STIBP, the Chief Executive Officer can receive a target bonus equal to 100% of his 2021 salary for all his target goals achieved, with threshold and stretch bonuses equal to 65% and 120% of his salary for each of the three performance metrics. The EVP, Treasurer and Chief Financial Officer and the Senior Vice President, Operations can receive target bonuses equal to 50% of their 2021 salaries for all of their target goals achieved, with threshold and stretch bonuses equal to 25% and 100% of their salaries for each of the three performance metrics. The three performance metrics are weighted equally.

The table below sets forth the goals established for each of the performance metrics, and the Company’s actual statutory results for 2021.
Financial Performance Metric(1)	Weighting	Threshold Goal	Target Goal	Stretch Goal	Actual Result
Statutory surplus(2)		$290,800			$291,000
Combined ratio(3)	33.3%	99.0%	94.0%	89.0%	102.5%
Direct written premium growth(4)	33.3%	4.0%	7.0%	10.0%	8.9%
Return on equity(5)	33.3%	5.0%	10.0%	15.0%	3.2%

(1)
The Company’s STIBP is on a statutory basis for its insurance operations, and excludes the holding company.

(2)
The statutory surplus trigger must be met in order to pay any short-term incentive bonus. The 2021 trigger for statutory surplus reflects a 3% minimum growth in statutory surplus from December 31, 2020 to December 31, 2021. The statutory surplus trigger has been removed for the 2022 STIBP.

(3)
Combined ratio is defined on a statutory basis as losses and loss adjustment expenses plus underwriting expenses, divided by net written premiums, of the insurance operations.

(4)
Direct written premium growth is defined as the growth in top-line premiums across all insurance subsidiary and affiliate companies. All segments are included.

(5)
Return on equity is defined as statutory pre-tax income divided by statutory surplus of the insurance operations.

The Chief Executive Officer received a cash incentive bonus of 38% of his salary for the 2021 performance metrics. The EVP, Treasurer and Chief Financial Officer and the Senior Vice President, Operations received cash incentive bonuses of 27% of their salaries.
Stock-Based Incentive Plan.   Long term equity incentive awards may be granted to executive officers pursuant to the NI Holdings, Inc. 2020 Stock and Incentive Plan. For 2021, the Committee granted awards to executive officers allocated 40% to RSUs and 60% to PSUs. The aggregate number of shares awarded to executive officers under the NI Holdings, Inc. 2020 Stock and Incentive Plan was 107,700 shares in 2021 (with PSUs at target).
The RSU awards vest 20% annually on each of the first five anniversaries of the grant date. Dividend equivalents on RSUs are accrued during the vesting period and paid in cash at the end of the vesting period, but are subject to forfeiture until the underlying shares become vested. Participants do not have voting rights with respect to RSUs.
The PSU awards vest based on the attainment of three-year growth in adjusted book value per share goals. The awards will vest on the third anniversary of the grant date, subject to a participant’s continuous employment through the vesting date and the level of performance achieved. Dividend equivalents on PSUs are accrued and paid in cash at the end of the performance period in accordance with the level of performance achieved, but are subject to forfeiture until the underlying shares become vested. Participants do not have voting rights with respect to PSUs.
The table below sets forth the adjusted book value per share goals established for the PSUs awarded during 2021 and the Company’s actual adjusted book value per share as of December 31, 2020 for purposes of measuring performance.

Performance Share Units(1)	December 31, 2020	December 31, 2023	Payout (As a % of Target)
Actual adjusted book value per share(2)	$14.54
PSUs granted on March 1, 2021
Threshold goal(3)		$16.35	50%
Target goal(4)		$18.32	100%
Stretch goal(5)		$20.42	150%

(1)
The Company’s performance share units under the long term incentive plan focus on a three-year book value cumulative growth target with threshold and stretch goals.

(2)
Adjusted book value per share is defined as GAAP basis equity, excluding minority interest and accumulated other comprehensive income, divided by the number of outstanding common shares at each balance sheet date.

(3)
The threshold goal for the 2021 PSUs requires 4% compound annual growth in adjusted book value per share over the three-year performance period.

(4)
The target goal for the 2021 PSUs requires 8% compound annual growth in adjusted book value per share over the three-year performance period.

(5)
The stretch goal for the 2021 PSUs requires 12% compound annual growth in adjusted book value per share over the three-year performance period.

The performance period for the 2019 PSU awards ended on December 31, 2021. Due to the Company’s strong performance, our adjusted book value per share increased 26.1% from $11.99 to $15.12 over the performance period to exceed the stretch goal of $15.11. As a result, each NEO who was granted PSUs in 2019 received shares of common stock equal to 150% of their target number of PSUs. Mr. Daggett was not granted PSUs in 2019.
Deferred Compensation Plan
The Nodak Insurance Company Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) assists executives designated by the Compensation Committee as participants in maximizing their ability to save additional amounts for their retirement on a tax-deferred basis. In addition to allowing participants to make elective deferrals, the plan permits Nodak Insurance Company to make company contributions to eligible employees. If an employee participant exceeds the Internal Revenue Code compensation or contribution limits under the qualified retirement plans, any Company contributions limited under the qualified retirement plans will be restored under the Deferred Compensation Plan. The plan is intended to constitute an unfunded plan primarily for providing deferred compensation to a select group of management or highly compensated employees. Unless otherwise specified, participants vest in company contributions under a five-year graded vesting schedule and are eligible to receive distributions pursuant to the participant’s election under the plan. The assets of the plan are subject to the claims of our creditors in the event of insolvency until paid to the plan participants and their beneficiaries.
Employee Stock Ownership Plan
We have established the NI Holdings, Inc. ESOP. The ESOP is intended to be an employee stock ownership plan within the meaning of Code Section 4975(e)(7) and will invest primarily in our common stock.
In connection with our initial public offering, Nodak Insurance Company loaned $2.4 million to the ESOP’s related trust (the “ESOP Trust”). The ESOP loan will be for a period of ten years and bears interest at the long-term Applicable Federal Rate effective on the closing date of the offering. The ESOP Trust used the proceeds of the loan to purchase shares in our initial public offering, which results in the ESOP Trust owning approximately 1.0% of our outstanding shares. The ESOP purchased the shares for investment and not for resale.

Each employee of Nodak Insurance Company is automatically a participant in the ESOP if such employee is at least 21 years old and has completed a year of service with Nodak Insurance Company. Employees are not permitted to make any contributions to the ESOP.
Outstanding Equity Awards at December 31, 2021
The following table sets forth information regarding outstanding equity awards with our named executive officers as of December 31, 2021.
	Stock awards(1)
Name and Principal Position	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Michael J. Alexander	8,560(3)	$161,870	—	$—
	7,320(4)	138,421	—	—
	11,940(5)	225,785	—	—
	—	—	44,700(6)	845,277
	15,920(7)	301,047	—	—
	—	—	29,800(8)	563,518
	18,700(9)	353,617	—	—
	—	—	28,000(10)	529,480
Seth C. Daggett	2,080(7)	$39,333	—	$—
	—	—	3,900(8)	73,749
	3,700(9)	69,967	—	—
	—	—	5,600(10)	105,896
Patrick W. Duncan	1,340(3)	$25,339	—	$—
	1,160(4)	21,936	—	—
	1,860(5)	35,173	—	—
	—	—	6,900(6)	130,479
	2,560(7)	48,410	—	—
	—	—	4,800(8)	90,768
	3,000(9)	56,730	—	—
	—	—	4,500(10)	85,095

(1)
These columns represent awards under the NI Holdings, Inc. 2017 and 2020 Stock and Incentive Plans. Awards are RSUs or PSUs, as applicable.

(2)
Value was determined using the December 31, 2021 closing price of our common stock of $18.91.

(3)
This RSU award was granted on December 1, 2017 and vests in five equal annual installments beginning on March 1, 2018 and through March 1, 2022.

(4)
This RSU award was granted on March 1, 2018 and vests in five equal annual installments on each of the first five anniversaries of the grant date, through March 1, 2023.

(5)
This RSU award was granted on March 1, 2019 and vests in five equal annual installments on each of the first five anniversaries of the grant date, through March 1, 2024.

(6)
This PSU award was granted on March 1, 2019 and vested on March 1, 2022. The ultimate payout under this PSU was based on a final determination of performance during the full 2019-2021 performance period, which has been determined and is discussed under Incentive Awards above.

(7)
This RSU award was granted on March 1, 2020 and vests in five equal annual installments on each of the first five anniversaries of the grant date, through March 1, 2025.

(8)
This PSU award was granted on March 1, 2020 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(p)(2), the values for this award in columns (i) and (j) are reported at target levels. There is no guarantee that such amounts will ultimately be earned by participants. The ultimate payout under this PSU is based on a final determination of performance during the full 2020-2022 performance period, which is not yet determinable.

(9)
This RSU award was granted on March 1, 2021 and vests in five equal annual installments on each of the first five anniversaries of the grant date, through March 1, 2026.

(10)
This PSU award was granted on March 1, 2021 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(p)(2), the values for this award in columns (i) and (j) are reported at target levels. There is no guarantee that such amounts will ultimately be earned by participants. The ultimate payout under this PSU is based on a final determination of performance during the full 2021-2023 performance period, which is not yet determinable.

Equity Compensation Plans at December 31, 2021
The following table shows aggregate information, as of December 31, 2021, with respect to compensation plans under which our equity securities are authorized for issuance.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity Compensation Plans Approved by Security Holders	298,980	—	835,030
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	298,980	—	835,030

(1)
This amount reflects securities to be issued under outstanding awards of RSUs and PSUs. The performance-based awards are reported as the number of shares that become eligible for vesting or exercisable if performance is at target level. The number of shares that are ultimately issued pursuant to the performance-based awards could vary from the amounts reported based on the degree to which the performance goals are achieved.

(2)
RSUs and PSUs are exercised for no consideration.

(3)
This amount is comprised of securities available for issuance under the NI Holdings, Inc. 2020 Stock and Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
With the exception of Battle Creek Mutual Insurance Company which files a stand-alone federal income tax return, NI Holdings, Inc. and its subsidiaries file a consolidated federal income tax return. Pursuant to this consolidated filing, NI Holdings, Inc. determines the amount of federal income tax liability attributable to each company in accordance with the regulations promulgated by the Internal Revenue Service. Each company is required to pay to NI Holdings, Inc. the amount of federal income tax liability that is attributable to such company, and NI Holdings, Inc. is responsible for paying to the Internal Revenue Service the federal income tax liability of the consolidated group. Similarly, if any subsidiary generates losses for federal or state income tax purposes, NI Holdings, Inc. will pay to that subsidiary an amount equal to the federal income tax savings attributable to that subsidiary.
Nodak Mutual Insurance Company was organized by the North Dakota Farm Bureau to provide insurance protection for its members. We have a royalty agreement with the North Dakota Farm Bureau that recognizes the use of their trademark and provides royalties to them based on the premiums written on Nodak Insurance Company’s insurance policies. Royalties paid to the North Dakota Farm Bureau were $1,369,000 and $1,370,000 for the years ended December 31, 2021 and 2020, respectively. Mr. Missling serves as Executive Vice President of the North Dakota Farm Bureau.
Except for the transactions described above, since January 1, 2017, we have not engaged in any transactions with, loaned money to or incurred any indebtedness to, or otherwise proposed to engage in transactions with, loan money to or incur any indebtedness to, any related person, promoter or control person in an amount that in the aggregate exceeds $120,000.
We maintain a written policy which discourages our officers and directors from having a financial interest in any transaction between NI Holdings, Inc. or any of its subsidiaries and a third party. When we engage in transactions involving our officers, directors, or employees, their immediate family members, or affiliates of these parties, our officers, directors, and employees are required to give notice to us of their interest in such a transaction and refrain from participating in material negotiations or decisions with respect to that transaction.
Directors with an interest in such a transaction are expected to disqualify themselves from any vote by the Board of Directors regarding the transaction.
When considering whether we should engage in a transaction in which our officers, directors, or employees, their immediate family members, or affiliates of these parties, may have a financial interest, our Board of Directors considers the following factors:
•
whether the transaction is fair and reasonable to us;

•
the business reasons for the transaction;

•
whether the transaction would impair the independence of a director;

•
whether the transaction presents a conflict of interest, taking into account the size of the transaction, the financial position of the officer, director, or employee, the nature of their interest in the transaction and the ongoing nature of the transaction; and

•
whether the transaction is material, taking into account the significance of the transaction in light of all the circumstances.

PARENT RELATIONSHIP
Nodak Mutual Group, Inc. owns approximately 60% of NI Holdings, Inc. Nodak Mutual Group, Inc. is organized as a mutual company. The policyholders of Nodak Insurance Company are the members of Nodak Mutual Group, Inc. and elect the members of the Board of Directors of Nodak Mutual Group, Inc. Messrs. Aasmundstad, Devlin, Espegard, and Marlow are four of the members of the Board of Directors of Nodak Mutual Group, Inc. The directors of Nodak Mutual Group, Inc. disclaim the beneficial ownership of any shares held by Nodak Mutual Group, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock outstanding as of the Record Date by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares of common stock;

•
each of our directors and director nominees;

•
each of our named executive officers; and

•
all of our current directors and executive officers as a group.

The percentage ownership information is based on 21,254,163 shares of common stock outstanding as of the Record Date. Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o NI Holdings, Inc., 1101 First Avenue North, Fargo, ND 58102.
Name and Address of Beneficial Owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or greater shareholders:
Nodak Mutual Group, Inc.(1)	12,650,000	59.52%
Jeffrey Thorp(2)	1,110,263	5.23%
437 Madison Avenue, 34th Floor New York, NY 10022
Directors, Nominees, and Named Executive Officers:
Michael J. Alexander	110,431	*
Seth C. Daggett	2,090	*
Patrick W. Duncan	20,214	*
Eric K. Aasmundstad(3)	20,414	*
William R. Devlin(3)	16,000	*
Duaine C. Espegard(4)	11,400	*
Cindy L. Launer(4)	—	—
Stephen V. Marlow(3)	15,000	*
Jeffrey R. Missling(3)	12,000	*
All current executive officers and directors as a group (9 persons)	207,549	*

(1)
For additional information about Nodak Mutual Group, Inc., see the “Parent Relationship” section above.

(2)
Jeffrey Thorp reported the ownership information shown in the above table in a Schedule 13D he filed with the SEC on March 3, 2020. Mr. Thorp disclaims beneficial ownership of these shares.

(3)
The number of shares beneficially owned for each director includes 2,600 RSUs to vest on May 24, 2022.

(4)
The number of shares beneficially owned for each director excludes 2,600 RSUs which vest on May 24, 2022, but receipt of those shares will be deferred to a later date.

*
Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

GENERAL INFORMATION ABOUT THE MEETING
The following questions and answers present important information pertaining to the 2022 Annual Meeting:
Why am I receiving these materials?
The Board of Directors is soliciting proxies for the 2022 Annual Meeting. The Notice of Internet Availability of Proxy Materials was mailed on or about April 12, 2022 to shareholders as of the Record Date. Internet availability is provided for a proxy card, this Proxy Statement, and our 2021 Annual Report.
Why are we holding the 2022 Annual Meeting?
As a matter of good corporate practice, and in compliance with applicable corporate law and the Marketplace Rules (the “NASDAQ Listing Rules”) of The NASDAQ Stock Market, LLC (“NASDAQ”), we hold a meeting of shareholders annually. This year’s meeting will be held on May 24, 2022. There will be at least two items of business that must be voted on by our shareholders at the 2022 Annual Meeting, and our Board is seeking your proxy to vote on these items. This Proxy Statement contains important information about us and the matters that will be voted on at the 2022 Annual Meeting. Please read these materials carefully so that you have the information you need to make informed decisions.
Where and when is the 2022 Annual Meeting?
We will hold the 2022 Annual Meeting on May 24, 2022 at 10:00 a.m., Central Time, at the Clubhouse Hotel, 4400 15th Avenue South, Fargo, ND 58103.
From the East on I-94:   Take the 45th St exit, EXIT 348.Keep right to take the 45th St N ramp.Merge onto 45th St S heading north. Take the 4th right turn onto 15th Ave S heading east. The Clubhouse Hotel will be on the right.
From the North on I-29:   Merge onto I-94 W via EXIT 63B toward Bismarck. Take the 45th St exit, EXIT 348. Keep right to take the 45th St N ramp. Merge onto 45th St S heading north. Take the 4th right turn onto 15th Ave S heading east. The Clubhouse Hotel will be on the right.
From the South on I-29:    Merge onto I-94 W via EXIT 63B toward Bismarck. Take the 45th St exit, EXIT 348. Keep right to take the 45th St N ramp. Merge onto 45th St S heading north. Take the 4th right turn onto 15th Ave S heading east. The Clubhouse Hotel will be on the right.
From the West on I-94:   Take the 45th St exit, EXIT 348. Turn left onto 45th St S heading north. Take the 4th right turn onto 15th Ave S heading east. The Clubhouse Hotel will be on the right.
Directions to our Annual Meeting may also be obtained by calling the Clubhouse Hotel at 1-701-282-5777.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this Proxy Statement and our 2021 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which is being mailed to our shareholders on or about April 12, 2022, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

What am I being asked to vote on at the 2022 Annual Meeting?
We are asking our shareholders to consider the following proposals:
•
The election of the Class III directors, Eric K. Aasmundstad, Cindy L. Launer, and Stephen V. Marlow, to serve until our annual meeting to be held in 2025 or until their respective successors are duly elected and qualified;

•
The ratification of the appointment of Mazars USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•
Any other business properly introduced at the 2022 Annual Meeting.

How does the Board of Directors recommend I vote on these proposals?
The Board of Directors recommends a vote:
•
“FOR” the election of the Class III directors, Eric K. Aasmundstad, Cindy L. Launer, and Stephen V. Marlow, to serve until our annual meeting to be held in 2025 or until their respective successors are duly elected and qualified; and

•
“FOR” the ratification of the appointment of Mazars USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

How many votes do I have?
You have and may cast one vote for each share of common stock of the Company that you owned at the close of business on the Record Date.
These shares include:
•
Shares registered directly in your name with Computershare Trust Company, N.A. (“Computershare”), our transfer agent, for which you are considered the “shareholder of record”; and

•
Shares held for you as the beneficial owner through a broker, bank, or other nominee.

As of the close of business on the Record Date, the Company had 21,254,163 shares of common stock issued and outstanding, and entitled to vote upon each matter considered at the 2022 Annual Meeting. Beginning two days after notice of our 2022 Annual Meeting is given, a list of shareholders eligible to vote at the 2022 Annual Meeting will be available for inspection at our principal office at any time up to the 2022 Annual Meeting. If you would like to inspect the list, please call our Corporate Secretary at (701) 298-4200 to arrange a visit to our office.
What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with Computershare, you are considered the “shareholder of record” with respect to those shares. We have sent the Notice for the 2022 Annual Meeting directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote yourself at the 2022 Annual Meeting. Throughout this Proxy Statement, we refer to shareholders who hold their shares directly with Computershare as “shareholders of record” or “Registered Holders.”
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank, or other nominee who is considered the shareholder of record with respect to those shares has forwarded proxy materials for the 2022 Annual Meeting to you. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares. Beneficial owners are also invited to attend the 2022 Annual Meeting. However, since a beneficial owner is not the shareholder of record, you may not vote your shares of common stock yourself at the 2022 Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.

If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this Proxy Statement, we refer to shareholders who hold their shares through a broker, bank, or other nominee as “street name shareholders” or “Beneficial Holders.”
What is a proxy?
A proxy is your legal designation of another person to vote the shares of common stock you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxies for the 2022 Annual Meeting to cast your vote. These officers are Michael J. Alexander, our President and Chief Executive Officer, and Seth C. Daggett, our Chief Financial Officer. Whether or not you expect to attend the 2022 Annual Meeting, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be counted towards a quorum and voted.
How can I attend the 2022 Annual Meeting with the ability to ask a question and/or vote?
The 2022 Annual Meeting will be in person. You are entitled to participate in the 2022 Annual Meeting only if you were a Registered Holder as of the close of business on the Record Date, or if you hold a valid legal proxy for the 2022 Annual Meeting if you are a Beneficial Holder.
How do I vote?
General
You can vote by proxy or in person. For specific methods of voting available to you, see below.
If you submit your proxy using any of the methods below, Michael J. Alexander or Seth C. Daggett will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for director, and for or against any other proposals properly introduced at the 2022 Annual Meeting. If you vote by telephone or Internet and choose to vote with the recommendation of the Board of Directors, or if you vote by mail, sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of all nominees for director, and “FOR” the ratification of the appointment of our independent registered public accounting firm.
If any other matter is presented, your proxy will authorize Michael J. Alexander or Seth C. Daggett to vote in accordance with their best judgment. At the time this Proxy Statement was printed, we knew of no matters to be considered at the 2022 Annual Meeting other than the two proposals referenced in this Proxy Statement.
Voting Methods for Shareholders of Record
If you are a shareholder of record, you may vote by one of the following methods:
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By Internet:    you may vote over the Internet at www.investorvote.com/NODK by following the instructions on the proxy card. Internet voting facilities will be available 24 hours a day.

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By Telephone:    you may vote by touch-tone telephone by calling 1-800-652-8683. Telephone voting facilities will be available 24 hours a day.

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By Mail:    you may authorize your proxy by completing, signing, and dating your proxy card and returning it in the reply envelope included with the paper proxy materials.

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In Person:    you may attend the 2022 Annual Meeting and vote in person by completing a ballot; however, attending the 2022 Annual Meeting without completing a ballot will not count as a vote. If you choose to vote in person, you must bring proof of identification and your proxy card to the 2022 Annual Meeting.

Voting Methods for Beneficial Holders
If you are a Beneficial Holder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to instruct your broker, bank, or other nominee on how to vote your shares. Beneficial Holders should generally be able to vote by returning an instruction card, by telephone, or via the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank, or other nominee.
As discussed above, if you are a Beneficial Holder, you may not vote your shares yourself at the 2022 Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
Can I change my vote or revoke my proxy?
Yes. If you are a shareholder of record, you can change your vote or revoke your proxy any time before the 2022 Annual Meeting by:
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Entering a new vote by Internet or by telephone;

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Returning a later-dated proxy card;

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Notifying the Corporate Secretary of the Company, in writing, at NI Holdings, Inc., Attn: Corporate Secretary, 1101 First Avenue North, Fargo, North Dakota 58102; or

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Completing a written ballot at the 2022 Annual Meeting in person.

If you are a Beneficial Holder, your broker, bank, or other nominee can provide you with instructions on how to change your vote.
What is a quorum?
A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, of the shareholders holding in aggregate not less than a simple majority of our issued and outstanding shares of common stock entitled to vote constitutes a quorum.
Your shares of common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote at the 2022 Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum present within half an hour of the time appointed for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day, time, and place as the Board may determine.
Will my shares be voted if I do not return my proxy?
If your shares are registered in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy card by mail or by ballot at the 2022 Annual Meeting.
If your shares are held in “street name”, your brokerage firm may under certain circumstances vote your shares if you do not timely return your voting instructions. Brokers can vote their customers’ unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return voting instructions to your brokerage firm to vote your shares, your brokerage firm may, on discretionary matters, either vote your shares or leave your shares unvoted.
Proposal 1, election of directors, is a non-discretionary matter. If you do not instruct your brokerage firm how to vote with respect to this proposal, your brokerage firm may not vote with respect to this proposal and those shares that would have otherwise been entitled to be voted will be treated as “broker non-votes”. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Broker non-votes, because they are not voted affirmatively or negatively, will not be counted for purposes of determining whether this proposal has been approved and will not have the effect of negative votes.
Proposal 2, ratification of the selection of our independent registered public accounting firm, is considered a discretionary matter, and your brokerage firm will be able to vote on this proposal even if it does not timely receive instructions from you, so long as it holds your shares in its name. We encourage you to timely provide voting instructions to your brokerage firm or other nominee. This ensures that your shares will be voted at the 2022 Annual Meeting according to your instructions. You should receive directions from your brokerage firm or other nominee about how to submit your voting instructions to them. Because Proposal 2 is a discretionary matter, there will not be any broker non-votes.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding our shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you.
How are shares held in the Employee Stock Ownership Plan voted?
If you own shares through the NI Holdings, Inc. Employee Stock Ownership Plan (the “ESOP”), your proxy will serve as voting instructions for your shares held in that plan. The administrator of the ESOP will vote your shares as you direct. If a proxy is not returned for shares held in the ESOP, the administrator will not vote those shares.
What vote is required to approve each proposal?
Subject to the paragraph below, our directors are elected by a plurality of the votes cast, which means the two nominees receiving the highest number of affirmative votes will be elected. As a result, any shares not voted “for” a particular nominee (whether as a result of shareholder withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.
Pursuant to our bylaws, any nominee for director in an uncontested election who receives a greater number of votes “withheld” or “against” from his or her election than votes “for” his or her election shall immediately offer to tender his or her resignation following certification of such shareholder vote. The Nominating and Governance Committee shall promptly consider the director’s resignation offer and make a recommendation to the Board of Directors on whether to accept or reject the offer. The Board of Directors shall act on the recommendation of the Nominating and Governance Committee and publicly disclose its decision within 90 days following certification of the shareholder vote.
The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of shares present at the meeting and entitled to vote on the proposal.
A properly executed proxy marked “abstain” with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum for the 2022 Annual Meeting. Since abstentions will not be votes cast “FOR” the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against this matter. Because Proposal 2 is a discretionary matter, we do not expect there to be any broker non-votes with Proposal 2.
Although shareholder approval of our Audit Committee’s selection of Mazars USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 is not required, we believe that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved at the 2022 Annual Meeting, the Audit Committee will reconsider its selection of Mazars USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Who will count the vote?
Our inspector of elections, Computershare, will tabulate the votes cast by proxy and directly at the 2022 Annual Meeting.

Do the directors and officers of the Company have an interest in the outcome of the matters to be voted on?
Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our non-employee directors will receive compensation for their service as described in this Proxy Statement under the heading “Proposal 1: Election of Directors.”
How many shares do the directors and officers of the Company beneficially own, and how do they plan to vote their shares?
Directors and executive officers, who individually, as of the Record Date, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following the Record Date) of less than 1% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the director nominees set forth in this Proxy Statement, and in favor of the ratification of the selection of Mazars USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Nodak Mutual Group, Inc. owns approximately 60% of our outstanding shares of common stock.
Where can I find the voting results?
The Company will announce preliminary voting results at the 2022 Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K filed with the SEC within four business days of the 2022 Annual Meeting.
Who pays for proxy solicitation?
We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our shareholders. We do not anticipate hiring an agency to solicit votes from shareholders at this time; however, if we determine that such action would be appropriate or necessary, we would pay the cost of such service. Our officers and other employees may solicit proxies in person or by telephone but will receive no special compensation for doing so.
Who can attend the 2022 Annual Meeting?
All shareholders as of the Record Date are invited to attend the 2022 Annual Meeting.
Who is our independent registered public accounting firm, and will they be represented at the 2022 Annual Meeting?
Mazars USA LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2021 and audited our consolidated financial statements for such fiscal year. Mazars USA LLP has been selected by the Audit Committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2022. We expect that representatives of Mazars USA LLP will be present at the 2022 Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions.
How do I obtain a copy of the 2021 Annual Report?
If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that we filed with the SEC, we will send you one without charge. Please write to:
NI Holdings, Inc.
1101 First Avenue North
Fargo, ND 58102
Attn: Investor Relations
All of our SEC filings are also available free of charge under the heading “SEC Filings” in the “Financial Information” section of our website at www.niholdingsinc.com.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2023
ANNUAL MEETING OF SHAREHOLDERS
Shareholders may present proposals for action at a future meeting if they comply with SEC rules, state law, and our Bylaws.
Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the proxy statement for our 2023 Annual Meeting of Shareholders. In accordance with Rule 14a-8(b)(2), shareholder proposals, along with proof of ownership, must be received by us not later than December 13, 2022, which is 120 calendar days prior to the anniversary date of when the proxy statement was released to shareholders in connection with the 2022 Annual Meeting, or a reasonable time before the registrant begins to print and mail its proxy materials if the date of the annual meeting changes by more than 30 days from the date of the previous year’s annual meeting. Shareholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of shareholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.
Our Bylaws provide that nominations for election to the Board of Directors may be made by any shareholder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Shareholder nominations must be made in writing and must be delivered or mailed by first class United States mail, postage prepaid, to the chairperson of the Board not less than 90 days nor more than 120 days prior to any meeting of shareholders called for the election of directors. Each notice of nomination made by a shareholder must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company that are beneficially owned by each such nominee, and (iv) any other information with respect to such nominee required to be included in a proxy statement soliciting proxies for the election of directors under the rules and regulations of the SEC. The chairperson of the meeting may, if the facts warrant, determine and declare that a nomination was not made in accordance with the foregoing procedure, and such nomination shall be disregarded.
Our Bylaws also provide that matters to be placed on the agenda for consideration at Annual Meetings of Shareholders may be proposed by the Board of Directors or by any shareholder entitled to vote for the election of directors. Matters proposed for the annual meeting agenda by shareholders entitled to vote for election of directors shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than 90 days nor more than 150 days prior to any annual meeting of shareholders; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, a shareholder’s written notice of a proposed matter shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the 7th day following the day on which notice of the meeting was mailed to shareholders. Each notice given by a shareholder shall set forth a brief description of the business desired to be brought before the annual meeting. The chairperson of the meeting may, if the facts warrant, determine and declare that a proposed matter was not made in accordance with the foregoing procedure, and such matter shall be disregarded.
We expect the regular Annual Meeting of Shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, to be held at 10:00 a.m. on the fourth Tuesday of May each year, or another date as determined by the Board of Directors. For 2023, this will be Tuesday, May 23. To be eligible for inclusion in the proxy statement for the 2023 Annual Meeting, shareholder nominations must be delivered to the Chairperson no earlier than January 23, 2023 and no later than February 22, 2023. Business matters to be placed on the agenda must be delivered to the Chairperson no earlier than December 24, 2022 and no later than February 22, 2023.
Any proposals we do not receive in accordance with the above standards will not be voted on at the 2023 Annual Meeting of Shareholders. Shareholders are advised to review our Bylaws which also specify requirements as to the form and content of a shareholder’s notice.
Any proposals, notices, or information about proposed director candidates should be sent to:
NI Holdings, Inc.
1101 First Avenue North
Fargo, ND 58102
Attention: Corporate Secretary

ANNUAL REPORT
This Proxy Statement is accompanied by our 2021 Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The 2021 Form 10-K includes our audited consolidated financial statements. We have filed the 2021 Form 10-K with the SEC, and it is available free of charge at the SEC’s website at http://www.sec.gov and on our website at www.niholdingsinc.com. In addition, upon written request to the Company’s Corporate Secretary at 1101 First Avenue North, Fargo, ND 58102, we will mail a paper copy of our 2021 Form 10-K, including the consolidated financial statements, to you free of charge.
OTHER BUSINESS
We do not know of any business that will be presented for consideration or action by the shareholders at the 2022 Annual Meeting other than that described in this Proxy Statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All shareholders are urged to complete, sign, and return the proxy card.

NI Holdings, Inc. VOTE

Annual Meeting Proxy Card

1. Election of Directors:

	For	Withhold
01 - Eric K. Aasmundstad	☐	☐
02 - Cindy L. Launer	☐	☐
03 - Stephen V. Marlow	☐	☐

	For	Against	Abstain
2. Proposal to ratify Mazars USA LLP as independent registered public accounting firm for the year ended December 31, 2022.	☐	☐	☐

1 U P X

03MI4A

01 - Eric K. Aasmundstad 02 - Cindy L. LaunerFor Withhold For Withhold1 U P X03 - Stephen V. MarlowFor WithholdUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03MI4A++Proposals — The Board recommends a vote A FOR all nominees, and FOR Proposal 2.2. Proposal to ratify Mazars USA LLP as independent registeredpublic accounting firm for the year ended December 31, 2022.1. Election of Directors:For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qAnnual Meeting Proxy Card

Notice of 2022 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting – May 24, 2022Michael J. Alexander, President and CEO, and Seth C. Daggett, Chief Financial Officer, or any of them, each with the power of substitution, are herebyauthorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the AnnualMeeting of Stockholders of NI Holdings, Inc. to be held on May 24, 2022 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees,and FOR Proposal 2.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side.)Proxy — NI Holdings, Inc.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2022 Annual Meeting of NI Holdings, Inc. Shareholders will be held onTuesday, May 24, 2022 at 10:00 a.m. Central Daylight Time, The Clubhouse Hotel, 4400 15th Avenue South, Fargo, ND 58103To attend and vote at the annual meeting in person, you must bring proof of identification and your proxy card.